Exhibit 10.8

INTERCONNECTION FACILITIES LICENSE AGREEMENT

COLO PROPERTIES ATLANTA, LLC

“LICENSOR”

AND

SECURITY ASSOCIATES INTERNATIONAL, INC.

“LICENSEE” OR “CUSTOMER”

Premises:	1st Floor
56 Marietta Street
Atlanta, Georgia

Dated:	May 14, 2007

INTERCONNECTION FACILITIES LICENSE AGREEMENT REFERENCE PAGE

BUILDING:	56 Marietta Street
Atlanta, GA 30303

LICENSOR:	LICENSEE:
Colo Properties Atlanta, LLC.	Security Associates International, Inc.
c/o The telx Group, Inc	2101 S. Arlington Heights Road
17 State Street, 33rd floor	Arlington Heights, IL 60005
New York, NY 10004

LICENSE EFFECTIVE DATE:	June 1, 2007

LICENSED AREA:	225 square foot cage, as further depicted on
Exhibit A.

COMMENCEMENT DATE:	The sooner to occur of June 1, 2007 or Customer installation.

TERMINATION DATE:	May 31, 2012

TERM OF LICENSE:	5 years beginning on the Commencement Date and ending on the Termination Date (unless sooner terminated pursuant to the Lease).

INTIAL ANNUAL LICENSE FEE:	$106,233.00

ANNUAL INCREASE:	5%

INITIAL MONTHLY INSTALLMENT OF
ANNUAL LICENSE FEE:	$8,852.75

INITIAL PAYMENT DUE UPON SIGNING:	$33,955.96 ($8,852.75 - First Month’s Payment; $8,852.75 - Security Deposit; $16,250.46 - Installation Fees & Taxes)

LICENSEES PRORATA SHARE:

225/129,500 = 0.17%, for the purpose of computing Taxes and Maintenance Expenses. To the extent the rentable area of the Building varies from the denominator set forth in the Tenant’s Proportionate Share formula, Landlord reserves the right to change such number (with notice to tenant) and Tenant’s Proportionate Share will change accordingly.

ASSIGNMENT/SUBLICENSING FEE:	$1,500.00, if applicable.

AGENT DUE COMMISSION:	Chris West

The Reference Page information is incorporated into and made a part of the Agreement.  In the event of any conflict between any Reference Page information and the Agreement, the Agreement shall control.  This Agreement includes Exhibits A through D, all of which are made a part of this Lease.

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INTERCONNECTION FACILITIES LICENSE AGREEMENT

This INTERCONNECTION FACILITIES LICENSE AGREEMENT (“Agreement”) is made and entered into as of May 14, 2007 (“Effective Date”) by and between COLO PROPERTIES ATLANTA, LLC., a Delaware Limited Liability Company (hereinafter “Licensor”), with its corporate headquarters at 17 State Street, 33rd Floor New York, NY 10004, and SECURITY ASSOCIATES INTERNATIONAL, INC., a Delaware corporation, (hereinafter “Customer”), with its corporate headquarters located at 2101 S. Arlington Heights Road, Arlington Heights, IL 60005.

Introductory

(a)                               Licensor owns that certain commercial building commonly known as 56 Marietta Street, Atlanta, Georgia, USA and operates an Interconnection Facility therein known as the Meet-Me-Room (collectively described herein as the “Premises”), for the placement, operation and interconnection of communications and information technology equipment.

(b)                              Customer has requested that Licensor allow it access to a portion of the Premises for the purposes of locating certain communications and information technology equipment, cabling and other related activities in such designated portion of the Premises, as identified on Exhibit A (the “Licensed Area”).

(c)                               Licensor is willing to provide specified services to Customer in the form of (i) a grant to Customer of a revocable license for the non-exclusive access to and use of the Licensed Area;  (ii) non-exclusive access to the Premises for ingress and egress to and from the Licensed Area;  (iii) the provision of other specified support services, all on the terms and conditions set forth herein, on the Master Service Order (“MSO”, attached as Exhibit B) and as may be supplemented or modified by Customer Service Orders (“CSO”).

NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Customer, intending to be legally bound, agree as follows:

1.                                    Grant of License; General Terms of Use

1.1                                  License Grant.  Licensor hereby grants to Customer, on the terms and subject to the conditions set forth in this Agreement, a revocable non-exclusive license (the “License”) for access to and use of the Licensed Area for the installation and operation of customer-provided communications and information technology equipment and cabling (the “Equipment”). Notwithstanding the foregoing, Customer acknowledges that other customers and tenants of the Premises will be using the Meet-Me-Room and some of the Meet-Me-Room facilities; and that Licensor reserves the right to install and maintain conduits, cables and wiring along and adjacent to the ceiling above the Licensed Area and, in the case of raised flooring, the floor below the Licensed Area.

1.2                                  Access to Premises and Licensed Area.  During the period of existence of the License, provided that Customer shall not be in material breach or default hereunder and is otherwise current in payments of all fees and charges then due Licensor, those individuals specifically identified by name on Exhibit C attached hereto and incorporated herein by this reference (the “Permitted Access List”) shall have access to the Licensed Area twenty-four (24) hours per day, seven (7) days per week. The persons on the Permitted Access List (the “Authorized Personnel”) shall be employees, agents, or contractors of Customer (and if contractors they must be approved in advance by Licensor, such approval not to be unreasonably withheld, conditioned or delayed).  The Authorized Personnel may enter the Premises only for purposes of ingress to and egress from the Licensed Area to perform work or services permitted by this Agreement.  No representatives, agents, employees or invitees of Customer other than the Authorized Personnel shall have the right to enter the Premises.  Authorized Personnel must carry a photo-identification credential for presentation to Licensor or Licensor’s agents, employees or representatives when entering the Premises.  Upon written notice to Licensor, Customer may amend the Permitted Access List; provided, however, in no event may the Permitted Access List identify more than five (5) individuals.  In no event shall Customer or any agent, representative, contractor or invitee of Customer, including without limitation, Authorized Personnel, have the right to access any portion of the Premises, other than those corridors, hallways,

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doorways and elevators designated by Licensor for access to the Licensed Area.   Notwithstanding the foregoing, Licensor shall have the right to refuse access to the Premises and Licensed Area to anyone in its reasonable sole discretion if it determines that such person presents a hazard or security threat to Licensor or its other Customers.

1.3                                  Equipment-Installation/Removal.   Any delivery, installation, replacement or removal work with respect to Customer’s Equipment shall be subject to review and approval by Licensor. Customer may be required to utilize certain suppliers or contractors which have been previously identified by the Licensor as authorized to perform work on the Premises.  As a condition to granting or continuing the License, Licensor may, from time to time, request information from Customer regarding its Equipment, systems, proposed rack/cabinet layout and interconnections/cross-connect diagrams, suppliers or contractors and may require scheduling changes and substitution of suppliers and contractors as conditions of its approval, all of which may be set forth in the Customer or Master Service Order.  Approval by Licensor is not an endorsement of Customer’s supplier or contractor, and Customer will remain solely responsible for the selection of the supplier or contractor and all payments for construction work. Customer shall not make, or cause to be made, any construction changes or material alterations to the interior or exterior portions of the Premises or Licensed Area, including any cabling or power supplies for the Equipment, without obtaining Licensor’s written approval for Customer to have the work performed and otherwise complying with the terms of this Agreement; or have Licensor perform the work.  Licensor reserves the right to perform and manage any construction or material alterations within the Premises or Licensed Area at commonly reasonable rates. Customer agrees that, upon the expiration or termination of the License, Customer (or, at Licensor’s election, the contractor designated by Licensor) shall promptly remove, at Customer’s sole cost and expense, all cable, wiring, connecting lines, and other installations, equipment or property installed or placed by or for Customer in the Premises (except the Meet Me Area, which shall be removed by Licensor), and restore those portions of the Premises damaged by such removal to their condition immediately prior to the installation or placement of such items.  If Customer fails to promptly remove all such items pursuant to this Section 1.3, or if Licensor elects to have such work performed by Licensor’s contractor, Licensor may remove such items and restore those portions of the Premises damaged by such removal to their condition immediately prior to the installation or placement of such items, in which case Customer agrees promptly to pay Licensor’s reasonable costs of removal and restoration.

1.4                           Cross-Connections.  Only upon the prior express written consent of Licensor may Customer cross-connect its Equipment with equipment or services of any other Customer or Tenant of Licensor, including any sub-Tenant/sub-licensee within the Premises.  Failure to obtain the prior written consent of Licensor shall constitute a material breach of this Agreement and Licensor may pursue any legal or equitable remedy available to it, including immediate removal of such impermissible cross-connects and/or the immediate termination or suspension of the License granted by this Agreement without any liability.  All installation and other work relating to the establishment of cross-connections with any party for which Licensor gives explicit written permission shall be established under the control and direction of Licensor and shall be carried out in the Meet-Me-Area, as depicted on Exhibit A.

1.5                               Licensed Area Relocation.  Licensor shall not arbitrarily or discriminatorily require Customer to relocate the Equipment to a relocated Licensed Area; however, Licensor shall have the right to relocate the License Area within the Premises upon thirty (30) days advance written notice to Customer or, in the event of an emergency, as determined by Licensor in its sole discretion, with such notice as Licensor may deem reasonable under the circumstances.

1.6                               Compliance with Laws, Facility Rules & Regulations.  Each party, at such party’s sole cost and expense, shall comply with (a) all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to its specific use or manner of use or ownership, as applicable of the Premises, and (b) all industry standards, practices and procedures.  Customer’s use of the Licensed Area, installation of Equipment and access to the Premises shall at all times be subject to and conditioned upon the Facility Rules and Safety Specifications for the Premises and Licensed Area (“Facility Rules”) annexed hereto as Exhibit D and as may be posted at the Premises.  Such Facility Rules may be amended or updated from time to time with reasonable notice to Customer.

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1.7                               Inspections.  Licensor may conduct inspections of the Equipment and Licensed Area as Licensor deems necessary or appropriate.  For routine inspections, Licensor will attempt to give Customer reasonable notice of such inspection, but under no circumstances will Licensor be required to notify Customer or obtain Customer’s consent before entering the Licensed Area.

2.0                              Commencement Procedures; Fees and Charges; Security Deposit.

2.1                              Commencement Procedures.  The following procedures apply to the Customer in connection with the initial set-up and installation of the Equipment provided for in this Agreement and the related Master Service Order. Customer, subject to the terms and conditions of this Agreement and the MSO, shall be permitted to commence occupying the Licensed Area, provided the Customer has returned to Licensor: 1) the executed MSO, 2) first month’s Recurring Fee, 3) Security Deposit Amount, 4) executed Agreement, 5) executed Facility Rules, 6) acceptable certificate of insurance (as required by Section 10 hereof), and 7) such other information and documents as are required by this Agreement and the MSO.  In the event the Customer has not completed (or reached, in the sole reasonable determination of Licensor substantial completion of) occupancy of the Licensed Area within thirty (30) days following the Effective Date (or such other date as may be designated in the MSO as the “Start Date”), then Licensor may, in its sole discretion either (i) require of Customer additional assurances as to a projected occupancy date (which reasonable assurances may include Customer providing Licensor an additional amount of Security Deposit), (ii) designate another Licensed Area for the Customer, or (iii) elect by written notice to the Customer to revoke the applicable License, and thereby Customer shall be required to promptly vacate the originally designated Licensed Area, at Customer’s expense.

2.2                              Recurring and Non-Recurring Fees and Charges.  Customer shall pay Licensor in advance monthly recurring fees (the “Recurring Fees”) which shall include, without limitation: charges for use and occupancy of the Licensed Area (the “License Fees”) and Recurring Additional Power Charges (as defined below), if applicable, all as quantified in the MSO. In addition to any Recurring Fees, Customer shall be charged “Non-Recurring Fees” for build-out (if any) of the Licensed Area in connection with any Customer-requested improvements or special construction within the License Area, any cross-connect and/or rack installation, labor and material charges for maintenance and Technical Services, and any Non-Recurring Power Charges (defined below) as applicable, all as set forth in the relevant MSO or CSO.  Additionally, Customer will be charged for the use of the technical support team at the hourly rate, and in such increments, that are in effect at the time of the provision of service.  In addition to the fees described above, Customer agrees to reimburse Licensor, within 30 days after billing, for Customer’s prorata share, as reasonably calculated by Licensor, of any reasonable out of pocket costs incurred by Licensor for maintenance and repair of the Premises and of any governmental fees, taxes, tariffs, or other charges imposed on Licensor due to the installation, operation, maintenance, use or licensing of the Premises to Customer including but not limited to any City business taxes or like charges. All of the foregoing fees are sometimes referred to herein as “Fees and Charges”.  All Customer payments of Fees and Charges shall be made without setoff against any claims or obligations which may arise between Customer and Licensor under any other agreement or other contractual arrangement.

2.3                              Taxes. Customer agrees to pay or reimburse Licensor for any applicable taxes including those levied based on the transactions hereunder, excluding only taxes on Licensor’s income. Any such tax shall be invoiced and payable in accordance with the payment terms of this Agreement.  Licensor agrees to provide Customer with reasonable documentation to support invoiced amounts for taxes within thirty (30) calendar days of receipt of Customer’s written request.

2.4                               Invoices.  All payments from Customer for Recurring Fees shall be due and payable on the first of the calendar month to which such invoice relates (“Payment Date”).  Any payments that remain unpaid five (5) days after the Payment Date (“Late Fee Date”) shall be subject to a late fee equal to 10% of the payment amount. Invoices for Non-Recurring Fees shall be sent to Customer at the address indicated in the invoice and shall contain agreed-upon payment terms.  All amounts are due in US dollars and all fees associated with the transfer or collection of funds shall be the responsibility of the Customer

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2.5                               Adjustment of Fees and Charges.  Except as may be provided in the MSO or applicable CSO, all Recurring Fees shall be subject to an annual increase of five percent (5%). Non-Recurring Fees and Additional Power Charges shall be subject to change upon thirty (30) days’ prior written notice to Customer.

2.6                               Security Deposit.  Upon the signing and delivery of this Agreement to Licensor, Customer shall deposit with Licensor as security for performance of Customer’s obligations hereunder, cash, in an amount equal to (a) one month’s projected Recurring Fees and (b) such other amounts as may be specified in the MSO (the “Security Deposit”).  Licensor shall not be required to maintain the Security Deposit in a separate account, and except as may be required by law, Customer shall not be entitled to interest on the Security Deposit.  In the event that Licensor shall transfer all or any part of its interest in the Premises, Licensor may transfer the Security Deposit to such transferee and shall thereupon be released by Customer from any and all liability for the return of the Security Deposit and Customer agrees thereafter to look only to such transferee for the return of the Security Deposit. If Customer fails to pay any amount when due hereunder, then Licensor may draw upon the Security Deposit in the amount of the payment due but not made.  If Customer’s actual Recurring Fees increase or Customer’s required monthly payments are received more than five (5) days after the Payment Date for two (2) consecutive months, Licensor, in addition to its other remedies hereunder, shall be entitled at its sole discretion to increase the required Security Deposit and require, by written notice, that the Customer provide such additional amount.  Within three (3) business days after receipt of written notice of any deficiency in the amount of the Security Deposit (either due to withdrawals by Licensor or an increase in the required amount), Customer shall deposit with Licensor cash in an amount sufficient to restore the Security Deposit to its original or required increased amount.  Customer’s failure to do so shall constitute a material breach hereunder.  Within forty-five (45) days after the later of (i) the expiration or earlier termination of the Agreement, or (ii) Customer’s vacating the Premises, and provided no default exists hereunder, Licensor shall return the Security Deposit less any portion thereof as Licensor shall have used to satisfy Customer’s obligations under this Agreement.

2.7                               Right of First Refusal.  Licensor hereby grants Customer a right of first refusal to license the Expansion Space (as defined on Exhibit A).  Prior to Licensor offering to license all or part of the Expansion Space to a third party, Licensor shall first give Customer prior written notice of such desire and the terms and other information under which Licensor intends to license the Expansion Space.  Customer shall have the option, which may be exercised by written notice to Licensor at any time within ten (10) days after Customer’s receipt of Licensor’s notice, to agree to lease the Expansion Space on the terms and condition specified in the notice.  In the event Customer agrees to license the Expansion Space, Licensor shall lease the Expansion Space to Customer in accordance with the notice. In the event Customer fails to exercise Customer’s option within said ten (10) days, Licensor shall have ninety (90) days thereafter to license the Expansion Space.  In the event the Licensor fails to license the Expansion Space to a third party within said ninety (90) day period or in the event the Licensor proposes to license the Expansion Space to a third party on materially more favorable terms than those proposed to Customer, Licensor shall be required to resubmit such offer to Customer pursuant to the above notice requirements.

3.                                    Term.  The License granted pursuant to this Agreement for use of a Licensed Area shall be for a term of five (5) years, commencing on the Effective Date (the “Initial Term”), and shall be subject to the option set forth below and thereafter (or in the event such option is not exercised) automatically renew for successive one year terms (each, a “Renewal Term”), in each such case subject to earlier termination or revocation for cause, as provided herein.  Customer shall have an option to renew the License granted pursuant to this Agreement for a period of five (5) years upon expiration of the Initial Term.  In the event Customer elects to exercise such option, Customer must deliver written notice thereof to Licensor no less than one hundred twenty (120) days prior to expiration of the Initial Term and such five year period shall be considered the first Renewal Term.  For the purposes of this Agreement, “Term” shall refer to the Initial Term or any Renewal Term, as applicable.  During the Initial Term, Customer may effect elective termination or revocation of the associated License(s) upon one hundred twenty (120) days prior written notice.  Any such elective termination shall require Customer to pay, by way of liquidated damages and not a penalty, the aggregate monthly Recurring Fees otherwise due for the remainder of the Initial Term (Licensor and Customer agreeing that Licensor’s actual damages in such event are impossible to ascertain and that the

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amount set forth above is a reasonable estimate thereof).  Following the Initial Term, either party may effect elective termination of any License, effective as of the expiration of the Initial Term or any Renewal Term, without payment of any special termination fees, upon one hundred twenty (120) days prior written notice to the non-terminating party.

4.           Interconnection Facility Services.

4.1        Licensor Services.  The following services are provided by Licensor to Customer in addition to specific services described in any MSO or CSO (collectively, “Interconnection Facility Services”).  Provided that the License granted hereby has not otherwise been terminated, revoked or suspended, and provided further that Customer is not in material breach or default in the performance of any of its obligations under this Agreement, and is otherwise current in fulfilling its payment obligations under this Agreement:

a.               Access.  Licensor shall provide Customer access to the Premises and Licensed Area consistent with Section 1.2 of this Agreement.  Owner shall supply Tenant with five (5) swipe cards for the card key access system.  Tenant may obtain additional swipe cards a fee of $25/per additional swipe card.

b.              Power.  Licensor shall provide DC power and/or AC power to the Licensed Area as per the allotment specified in the MSO or applicable CSO (the “Allotted Power”).  Power requirements in excess of the Allotted Power will be provided, subject to availability, for additional one-time (“Non-Recurring Power Charges”) and recurring charges (“Recurring Additional Power Charges”), as set forth in the CSO. Licensor shall be responsible for repairing and maintaining the electrical system of the Premises and shall provide a generator to back up the power supply. Licensor makes no representation or warranty with respect to the generator and shall be responsible for repairing and maintaining the generator and for supplying fuel to the generator.

c.               Facility Maintenance Services.  Licensor shall maintain the Premises (but shall not have an obligation to maintain the Licensed Area) and shall provide maintenance services in a professional workmanlike manner consistent with telecommunications industry standards.

d.              Interconnection/Cross-Connect Services.  Licensor shall provide interconnection and cross-connect services (“Interconnection Services”) to facilitate Customer needs of connectivity to other customers and carriers within the Meet-Me-Room and Building, all at the pricing and rates provided in the applicable CSO.  Unless otherwise agreed to by Licensor, all Interconnection Services shall be performed in the Meet-Me-Area.  In the event a conduit build is required, the terms and conditions for any conduit build-outs extending connectivity to termination points outside of the Premises or the Meet-Me-Area (e.g. to other carriers within the Building not in the Meet-Me-Area) shall be on mutually agreed terms and shall be set forth on the CSO.

e.               Air Conditioning.  Licensor shall provide air conditioning service to the Premises consistent with telecommunications industry standards and shall be responsible for repairing and maintaining the air conditioning equipment.

f.                 Fire Suppression.  Licensor shall supply a dry pipe pre-action system for the Premises and shall be responsible for repairing and maintaining the dry pipe pre-action system in compliance with telecommunications industry standards.

g.              Lighting.  Licensor shall provide common over head lighting for the Premises and shall be responsible for repairing and maintaining the common over head lighting system.

5.                                     Customer Breach of Agreement; Revocation of License.     If (a) any payment due from Customer to Licensor on account of any amounts due under this Agreement, including late fees and any other charges, is not received by Licensor within five (5) days following the Payment Date; (b) Customer is in material breach of this Agreement, and such violation continues unremedied for ten (10) days after notice of such breach is provided by Licensor; or (c) Customer is in material breach of any other agreement between Licensor (or any of its affiliate companies) and Customer; then in each such case Licensor shall have the right (without limitation of any other remedies hereunder or under applicable law or in equity) in its sole

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discretion, upon written notice (“Default Notice”), to revoke or suspend (in whole or in part) the revocable License granted hereby.

In addition to the foregoing, and without limiting any other remedies of Licensor hereunder, or under applicable law or in equity, in the event of Customer’s failure to cure any non-payment of fees and/or charges described in the related Default Notice (“Payment Default Notice”), then Licensor shall be entitled to immediately or at any time thereafter terminate this Agreement, and this Agreement shall be deemed to have been terminated upon receipt by Customer of written notice of such termination.  Upon such termination, Licensor shall be entitled to recover from Customer all damages Licensor may suffer by reason of such termination, all arrearages in Fees and Charges and other costs, charges, assessments, and reimbursements, the cost (including, without limitation, court costs and attorneys’ fees) of recovering possession of the Premises, and, in addition thereto, Licensor may declare to be due and payable immediately, the then present value (calculated with a discount factor of three percent 3% per annum) of the entire amount of Fees and Charges and other charges and assessments which in Licensor’s reasonable determination would become due and payable during the remainder of the Term (in the absence of the termination of this Agreement).   Upon the acceleration of such amounts, Customer agrees to pay the same at once, in addition to all Fees and Charges, costs, charges, assessments, and reimbursements theretofore due; provided, however, that such payment shall not constitute a penalty or forfeiture, but shall constitute liquidated damages for Customer’s failure to comply with the terms and provisions of this Agreement (Licensor and Customer agreeing that Licensor’s actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

In addition to the foregoing, and without limiting any other remedies of Licensor hereunder, or under applicable law or in equity, in the event of Customer’s failure to cure any non-payment of fees and/or charges described in the related Payment Default Notice, then Licensor shall be entitled to prevent and otherwise take all commercially reasonable steps to restrict Customer’s access to and/or removal of any Equipment from the affected Licensed Area (“Customer Equipment Retention”).  Customer Monthly Recurring Fees (including Additional Power Charges, to extent provision of Electrical Power has not been suspended) shall continue to accrue and be payable by Customer, notwithstanding Licensor exercise of available remedies set forth in this Section 5.  Licensor’s right to Customer Equipment Retention shall continue until such time as Customer shall have paid in full all fees and charges due Licensor under this Agreement.  In the event Customer fails to pay in full all amounts due, and has not responded to the Payment Default Notices within one hundred twenty (120) days of delivery thereof, Licensor shall be entitled, in connection with any Customer Equipment Retention, to treat such Equipment as having been abandoned, and Licensor shall be entitled to retain ownership and possession of, and otherwise sell, transfer and/or dispose of said Equipment, consistent with applicable law.

6.                                    Eminent Domain.   In the event of a taking by eminent domain of all or any portion of the Premises so as to prevent, in Licensor’s sole reasonable judgment, the utilization by Customer of the Licensed Area, the License shall terminate as of the date of such taking or conveyance with respect to the Licensed Area which is affected by such taking or conveyance, and the Recurring Fees to be paid by Customer shall be adjusted accordingly.  Customer shall have no claim against Licensor for the value of the unexpired Term of this Agreement or the applicable MSO or CSO affected thereby (or any portion thereof) or any claim or right to any portion of the amount that might be awarded to the landlord of the Premises or Licensor as a result of any such payment for condemnation or damages.

7.                                    Damage to Premises.  If the Premises are damaged by fire or other casualty, Licensor shall give notice to Customer of such damage as quickly as practicable under the circumstances.   Licensor and Customer shall each have the option to terminate the License due to damage or destruction of the Premises and the License shall terminate as of the date of such exercise or decision as to the affected Licensed Area, and the Recurring Fees to be paid by Customer shall be adjusted accordingly.  If Licensor and Customer do not exercise the right to terminate, then Licensor shall restore the building and the Premises, to substantially the same condition it was in prior to the damage, completing the same with reasonable speed considering all of the facts and circumstances.  In no event shall Licensor have any obligation to repair or replace Equipment.   In the event that Licensor shall fail to complete the repair within a reasonable time period under the circumstances, Customer shall thereupon have the option to terminate the relevant License and applicable CSO’s with respect to the affected Licensed Area, which option shall be the sole remedy available to

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Customer against Licensor under this Agreement relating to such failure.  If the Licensed Area or any portion thereof shall be rendered unusable by reason of such damage, the Recurring Fees for such Licensed Area shall proportionately abate, based on the amount of square footage of the Licensed Area which is rendered unusable, for the period from the date of such damage to the date when such damage shall have been repaired for the portion of the Licensed Area rendered unusable.

8.                                    Limitation of Liability; No Warranty.   In no event shall Licensor, Customer, their respective members, managers,  officers, directors, employees or representatives be liable for any special, incidental, direct, indirect, punitive, reliance or consequential damages, whether foreseeable or not.  The Licensed Area is accepted “AS IS” by Customer. LICENSOR DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES RELATING TO THE PREMISES, AND THE PROVISION OF ALL INTERCONNECTION SERVICES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

NOTWITHSTANDING ANYTHING TO THE CONTRARY PROVIDED IN THIS AGREEMENT, IT IS SPECIFICALLY UNDERSTOOD AND AGREED, SUCH AGREEMENT BEING A PRIMARY CONSIDERATION FOR THE EXECUTION OF THIS AGREEMENT BY LICENSOR, THAT IF LICENSOR SHALL FAIL TO PERFORM ANY COVENANT, TERM OR CONDITION OF THIS AGREEMENT UPON LICENSOR’S PART TO BE PERFORMED AND, AS A CONSEQUENCE OF SUCH DEFAULT, CUSTOMER SHALL RECOVER A MONEY JUDGMENT AGAINST LICENSOR, SUCH JUDGMENT SHALL BE SATISFIED ONLY OUT OF AN AMOUNT EQUAL TO LICENSOR’S EQUITY IN THE PREMISES, AS THE SAME MAY THEN BE ENCUMBERED, AND NEITHER LICENSOR NOR ANY OF ITS MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES SHALL BE LIABLE FOR ANY DEFICIENCY.  IT IS UNDERSTOOD THAT IN NO EVENT SHALL CUSTOMER HAVE ANY RIGHT TO LEVY EXECUTION AGAINST ANY PROPERTY OF LICENSOR OTHER THAN ITS INTEREST IN THE PREMISES AS HEREINBEFORE EXPRESSLY PROVIDED.  IN THE EVENT OF THE SALE OR OTHER TRANSFER OF LICENSOR’S RIGHT, TITLE AND INTEREST IN THE PREMISES, LICENSOR SHALL BE RELEASED FROM ALL LIABILITY AND OBLIGATIONS UNDER THIS AGREEMENT THEREAFTER ACCRUING, PROVIDED THAT LICENSOR’S SUCCESSOR IN INTEREST SHALL ASSUME THE RIGHTS AND OBLIGATIONS OF LICENSOR UNDER THIS AGREEMENT AS OF THE EFFECTIVE DATE OF SUCH TRANSFER.

9.                                    Indemnity.  Customer shall indemnify, defend, release and hold Licensor and all of its members, managers, affiliates, agents, clients, consultants, customers, employees, subcontractors, invitees, shareholders, directors, officers and licensees harmless from and against any action, claim, court costs, damages, demands, expense, liability, loss, penalty, proceeding or suit, including reasonable attorneys’ fees, costs and disbursements (collectively “Claims”) arising from or relating to injury to person or property, including death, as a result of any act or omission (whether intentional, negligent or otherwise) by Customer in connection with the Premises or Licensed Area, use of the Interconnection Facility or otherwise related to the exercise by Customer of the License granted to Customer under this Agreement.

10.                              Insurance.   Customer shall maintain, at its expense, commercial general liability insurance for the Premises. Such coverage shall (a) have a single limit of not less than One Million Dollars ($1,000,000.00) (or such greater amount over time so as to be commercially reasonable), (b) cover Customer’s contractual liability hereunder, (c) cover any third parties performing work in the Premises, (d) name Customer as insured, (e) name Licensor as additional insured, and (f) be considered primary, regardless of any insurance carried by Licensor.  Customer shall also keep in force all risk property coverage insurance for the full replacement value of Customer’s improvements within the Premises, its furniture fixtures and Equipment and all personal property of Customer. Customer shall deliver certificates, with copies of all applicable endorsements attached, to Licensor before the commencement of this License, which certificates shall reflect that the policies shall not be cancelled without ten (10) days prior notice to Licensor.  If any work is to be performed for Customer’s improvements, the certificate shall be delivered to Customer prior to commencement of the improvements.  If Customer fails to obtain the necessary coverage’s, Licensor may obtain such coverage’s at Customer’s expense.  Customer’s property insurance coverage shall include a waiver of subrogation in favor of Licensor.  All such insurance shall be provided by companies admitted to

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engage in the business of insurance in the State of Georgia and which have a Best’s Insurance Guide rating of A/VIII or better. Customer shall also procure and maintain worker’s compensation and employer’s liability insurance covering all of Customer’s employees working in or about the Premises, with coverage limits not less than the minimum limits allowable under all applicable laws.

11.                              No Property Interest; Sole Use of Licensed Area by Customer; No Assignment or Sub-License. Customer acknowledges that the rights granted to Customer hereunder constitute a usufruct and do not constitute an easement of any portion of the Premises.  Customer further acknowledges that it has been granted only a license to occupy the Licensed Area and that it has not been granted any real property interest in the Licensed Area or the Premises.  Customer further agrees that, subject to required procedures and conditions to any sublicense (set forth below), neither this Agreement nor any interest created herein shall be assigned, mortgaged, subleased, sub-licensed, encumbered or otherwise transferred by Customer by any act or omission on the part of Customer, directly or indirectly, including by way of any transfer of all or any portion of the ownership interests or assets of Customer to a third party.  Customer further agrees that neither the Licensed Area or any part thereof shall be used or occupied, nor permitted to be used or occupied, by any entity (including any affiliated entity) other than Customer.  Any attempt to allow the use or occupancy of the Licensed Area by any entity other than Customer, or to assign, mortgage, sublease, sub-license or encumber any rights under this Agreement by Customer shall be void and constitute a material breach of the License granted hereby, unless otherwise agreed to in writing by Licensor.

12.                              Liens.  If any mechanics lien or other liens shall be filed against the building, the Premises or property of Licensor, or any improvement thereon by reason of or arising out of any labor or materials furnished or alleged to have been furnished or to be furnished to or for Customer or by reason of any changes, or additions to Licensor property made at the request or under the direction of the Customer, Customer shall, within thirty (30) days after receipt of written notice from Licensor either pay such lien or cause the same to be bonded off in the manner provided by law.  Customer shall also defend on behalf of Licensor, at Customer’s sole cost and expense, any action, suit or proceeding which may be brought for the enforcement of such liens and Customer shall pay any damage and discharge any judgment entered thereon.

If any liens shall be filed against the Equipment or property of Licensor by reason of or arising out of any obligation or alleged obligation of Licensor, Licensor shall, within thirty (30) days after receipt of written notice from Customer either pay such lien or cause the same to be released in the manner provided by law.  Licensor shall also defend on behalf of Customer, at Licensor’s sole cost and expense, any action, or suit or proceeding which may be brought for the enforcement of such liens and Licensor shall pay any damage and discharge any judgment entered thereon.

13.                              Subordination.

13.1                        All rights of Customer hereunder are and shall be subject and subordinate in all respects to all mortgages and leasehold interests on the Premises.  This Section 13.1 shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Customer shall promptly execute, acknowledge and deliver any instrument that Licensor or the landlord of the Premises may reasonably request to evidence such subordination.

13.2                        Customer covenants and agrees not to execute any security agreements, Uniform Commercial Code financing statements, chattel mortgages, conditional bills of sale, leases or other title retention agreements or any modifications, extensions, replacement or amendments thereto in connection with the purchase of, or covering or affecting any fixtures, equipment or personal property used at the Premises, except to the extent the same relate only to Customer’s property:  (a) which does not constitute a fixture or part of the Premises under the law of the State of Georgia and (b) the removal of which will not damage the Premises.

14.                              General Provisions.

14.1                        No Joint Venture.  Neither party is authorized to assume or create any obligation on behalf of, in the name of, or binding upon the other party, nor shall this Agreement in any way create, give rise to, or be deemed a joint venture or partnership between the parties.

14.2                        No Solicitation.  Customer shall not use the Premises or Licensed Area for marketing or solicitation purposes.  Customer shall place no signs or marking of any kind (except for a sign or other identification

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affixed to Customer’s Equipment and reasonably necessary to identify Customer’s Equipment, and which shall include a list of emergency contacts with telephone numbers), in the Premises or Licensed Area.

Customer shall not, and shall make sure that its employees, representatives, independent contractors and any other individuals accessing the Premises and Licensed Area from time to time on behalf of the Customer (collectively, “Customer Representatives”) shall not, during the Term of this Agreement and for a period of six (6) months thereafter, directly or indirectly (i) solicit, employ, offer to employ or engage as a consultant, any employee of Licensor; or (ii) pay or offer to pay any employee of Licensor any compensation (in cash or in kind), gifts or entertainment as an inducement (stated or implied) to perform any services in the Premises or Licensed Area for Customer or any Customer Representative.  Any violation of this provision shall constitute a material breach of this Agreement.

14.3                   Force Majeure.  Licensor shall not be liable for any damage or claim of damage arising from or relating to delays, failures to perform, damages, losses or destruction or malfunction of any equipment or any consequence thereof caused or occasioned by, or due to, acts of God, fire, explosion, flood, water, the elements, vandalism, cable or fiber cuts, labor disputes or shortages, utility curtailments, power failures, civil disturbances, or any law, order, or regulation of any department, agency, commission, court, bureau, corporation or other instrumentality of one or more of said governmental agencies, or any law, order, regulation, direction, action or request thereof, national emergency, insurrection, riot, war, strike lockout or work stoppage, or other labor difficulties, shortages of equipment or supplies, unavailability of transportation, acts or omissions of third parties, of any other cause beyond Licensor’s reasonable control.

14.4                   No Waiver; Binding Effect; Amendment; Merger.  The failure of Licensor to enforce or insist upon compliance with any of the provisions of this Agreement (including Facility Rules) or the waiver thereof, in any instance, shall not be construed as a waiver or relinquishment of any other instance, or of any other provision of this Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  This Agreement may not be amended except by an instrument in writing, executed by the parties.  This Agreement supersedes and merges all prior agreements, promises, understandings, statements representations, warranties, indemnities and covenants and all inducements to the making of this Agreement relied upon by either party, whether written or oral, and embodies the parties’ complete and entire agreement with respect to the subject matter hereof.  No representation, statement or agreement, oral or written, made before the execution of this Agreement shall vary or modify the written terms hereof in any way whatsoever.

14.4                   Severability.  If any term or provision of this Agreement is determined to be illegal, unenforceable or invalid in whole or in part, for any reason, such illegal, unenforceable or invalid provision or part shall be stricken from this Agreement and such provision shall not affect the legality, enforceability or validity of the remainder of this Agreement.

14.5                   Representation of Authority.  Each party represents and warrants to the other that the execution and delivery of this Agreement and the performance of such parties’ obligations hereunder have been duly authorized, and that this Agreement is a valid and legal agreement binding on such parties and enforceable in accordance with its terms.

14.6                   Further Assurances; Customer Certifications.  The parties shall, at their own cost and expense, execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intended purposes of this Agreement.  In such regard, Customer agrees, within ten (10) days of written request, to provide written acknowledgement or other form of certification as may be necessary or advisable to confirm the commercial terms and status of this Agreement and any License granted hereunder.

14.7                   Governing Law.  THIS AGREEMENT SHALL BE IN ALL RESPECTS GOVERNED AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

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14.8                   Counterparts; Agreement by Facsimile Transmission.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, taken together, shall constitute one and the same instrument.  Each party agrees that the execution and delivery of this Agreement by facsimile shall have the same force and effect as delivery of original signatures and that each party may use such facsimile signatures as evidence of the execution and delivery of this Agreement by the parties to the same extent that an original signature could be used.

14.9                   Notices.  All notices or consents required or permitted to be given hereunder shall be in writing and shall be deemed to be duly given if sent by: (a) hand delivery, (b) certified mail return receipt requested postage prepaid, (c) nationally recognized overnight courier service, or (d) by facsimile from a machine that confirms transmission and addressed as follows:

If to Licensor:		Colo Properties Atlanta, LLC
C/O The tel[x] Group, Inc.
17 State Street, 33rd Floor
New York, NY 10004 USA
Telephone: (212) 480-3300
Facsimile: (212) 480-8384
	Attn:	J. Todd Raymond, Esq.
President & COO
	Email:	toddr@telx.com

If to Customer:		Security Associates International, Inc.
2101 Arlington Heights Road
Arlington Heights, IL 60005
(800) 323-7601

Paul Lucking
plucking@sai-inc.com

14.10            Confidentiality.  a) Each party expressly undertakes to retain in confidence all information (including, with respect to Customer, the identification of other licensees of space at the Premises) and know-how, in whatever form transmitted, including, but not limited to, information concerning its past, present and future business affairs, business plans, operations or systems of such party (“Disclosing Party”) or another party whose information the Disclosing Party has in its possession under obligations of confidentiality, disclosed in any way to it (the “Receiving Party”) that the Disclosing Party has identified as being proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential (“Confidential Information”).  The Receiving Party shall treat the Confidential Information with the same degree of care, and will make no use of such Confidential Information during the existence of this Agreement except as otherwise specified herein; (b) the Receiving Party shall have no obligation to maintain the confidentiality of information that: (i) it received rightfully from another party without restrictions on disclosure prior to its receipt from the Disclosing Party; (ii) the Disclosing Party has disclosed to an unaffiliated third party without any obligation to maintain such information in confidence; or (iii) is independently developed by the Receiving Party; (c) except as otherwise provided, the Receiving Party shall not disclose, disseminate, distribute or use any of the Disclosing Party’s Confidential Information to any third party without the Disclosing Party’s prior written permission; (d) The parties agree that a breach of the terms of this Section 15.16 would result in irreparable injury to the Disclosing Party for which a remedy in damages would be inadequate.  The parties agree that in the event of such breach or threatened breach, the Disclosing Party shall be entitled to seek an injunction to prevent the breach or threatened breach, in addition to remedies otherwise available for such specific performance or injunctive relief, that the Disclosing Party has an adequate remedy at law.

14.11                 Time is of the essence in all things to be done, including all payments to be made by Customer under this Agreement.

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14.12                 The Exhibits referenced in and attached to this Agreement, as well as the subsequent.  CSOs executed in connection with this Agreement, form a part of and shall be deemed an integral part hereof to the same extent as if written in whole herein.  The term “Agreement” shall mean collectively this document and any exhibits and any agreements expressly incorporated herein, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.  In the event that any inconsistency exists between the express provisions of this Agreement and any CSO, the express terms of such CSO shall control.

14.13                 Customer acknowledges that it shall have no right to record this Agreement nor any memorandum thereof in the Real Property records of any governmental entity, nor in any other public records.

IN WITNESS WHEREOF, the parties have executed this Interconnection Facilities License Agreement as of the date first above written.

COLO PROPERTIES ATLANTA, LLC		SECURITY ASSOCIATES INTERNATIONAL, INC.

By:	/ s / J. Todd Raymond	By:	/ s / Paul M. Lucking

Name: J. Todd Raymond, Esq.		Name: Paul M. Lucking

Title: President & COO		Title: COO

ATTACHMENTS:

Exhibit A — Licensed Area Diagram

Exhibit B — Master Service Order

Exhibit C — Permitted Access List

Exhibit D — Facility Rules and Safety Specifications

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EXHIBIT A

LICENSED AREA

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EXHIBIT B

MASTER SERVICE ORDER

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EXHIBIT C

SECURITY ASSOCIATES INTERNATIONAL, INC.

PERMITTED ACCESS LIST

NAME	ID# (1)

(1)   Please provide the ID# of the picture ID (GA Drivers License, Passport, etc…) that will be Copied and placed on file with our security office.

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EXHIBIT D

FACILITY RULES AND SAFETY SPECIFICATIONS (“RULES”)

Colo Properties Atlanta, LLC — 56 Marietta Property

The following Rules (as may be updated, modified or supplemented from time to time by Licensor) sets forth the general rules governing Licensee personnel and activities within the Premises and Licensed Area(s).  These Rules incorporate by reference the relevant Interconnection Facilities License Agreement between Colo Properties Atlanta, LLC (“Licensor”) and Customer signing below (the “Agreement”).  Any continuing breach of any of the Rules which remain unremedied following written notice from Licensor shall constitute a material breach of the Agreement, and shall entitle Licensor to take remedial actions outlined in these Rules and/or as provided for in the Agreement.

General Minimum Standards — Codes, Standards and References

Attached as Schedule A to these Rules is a listing and references to certain industry standards, codes and references (“Codes and Standards Schedule”) which all Customers and their representatives, agents and contractors shall be required to adhere to in connection with colocating within the Premises  or otherwise performing any work or associated activities at the Premises.  Such Codes and Standards shall be controlling in connection with the interpretation and application of the Rules set forth below.  Compliance with the terms of the Codes and Standards Schedule are a requirement, applicable to all Licensees, inasmuch as such referenced Codes and Standards are intended to ensure the integrity of the facilities as well as the equipment and networks of all Customers within such facilities.

1.0                               Equipment Specifications

1.1                               Customer will ensure that the Equipment and surrounding area do not pose safety hazards to personnel.  This includes exposed AC electrical hazards, trip and slip hazards, hazardous material storage deficiencies, improperly secured or overloaded equipment racks or ladders, inadequate ingress and egress space.  OSHA and local codes will apply.

1.2                               No slack coil shall be permitted on ladder rack, in junction boxes, or in MMA Relay Racks (unless RUs are reserved by customer for this purpose).  Slack Coils are permitted within Customer’s caged area provided they are neat and secured.

1.3                               All Equipment and items of any kind associated with a Customer’s Rack shall not protrude beyond the Rack Space within the Licensed Area and shall in no event extend into, encroach upon or otherwise interfere with the rack space or licensed area of any other Licensee.

1.4                               Customer will notify Licensor of any Equipment additions or deletions (i.e. shelf or rack).  Installation and removals will be coordinated with Licensor management in accordance with the applicable provisions of the Agreement.

2.0                               Space Specifications — Licensed Area & Premises

2.1                               The following is intended to clarify Licensor right of access on 24/7 basis to the Vertical Common Areas in all Customer Licensed Areas (racks, cabinets, cases, square footage colo space) within the Licensor facilities:

The Vertical Common Area refers to the space running throughout each Licensor facility, descending from the ceiling to the “trapeze” area and, in the case of raised flooring, the space underneath the raised flooring between the raised flooring and the floor (whether built or under construction) for the physical support of all conduit pipe, innerducts and junction boxes, and the like.  The Vertical Common Area is intended for the use and access by Licensor, to facilitate the effective functioning of the facility as a whole.

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•                  Licenses to Customer Licensed Areas do not include the Vertical Common Area.

•                  Customer use of Vertical Common Area requires separate written approval by Licensor (similar to approval process for conduit installation in the facility).

•                  Licensor personnel (and subcontractors) shall have unrestricted access (with adequate notice to affected Customers) on an ongoing as-needed basis to affected Customer Licensed Areas in order to build-out and maintain effective operation of Vertical Common Areas.

•                  All personnel/subcontractors accessing Vertical Common Areas abbuting Customer Licensed Areas shall maintain adequate liability insurance for the benefit and safety of Customer Equipment within affected Licensed Areas underlying Vertical Common Areas in which any construction or maintenance work is performed.

2.2                               Customer will not jeopardize Services or damage property of other customers, Licensor, the Premises, or the building landlord in any manner.

2.3                               Customer will take precautions to protect the Premises and nearby equipment belonging to other customers.  This includes floor, wall, and telecommunication equipment protection while moving Equipment and notifying Licensor of any major rearrangements of Equipment, drilling, power work, and similar potentially disruptive work—all of which activities shall comply with the applicable provisions of the Agreement.

2.4                               Customer will follow good cleanliness practices.  All trash must be disposed of daily at Customer’s expense.  Any trash or empty boxes not disposed of by Customer is subject to removal by Licensor with any associated charges borne by Customer. No food or beverages of any kind shall be allowed in or around the Licensed Area.

2.5                               Nothing may be stored outside of the assigned rack space within the Licensed Area.  A minimum of 2.5’ of aisle space must be maintained at front and rear of Equipment.

2.6                               Combustible or hazardous material may not be stored in Licensed Area or elsewhere on the Premises.

2.7                               All Equipment must be installed within the assigned telecom rack footprint (i.e. UPS units, spare equipment).

2.8                               All cabling will be terminated on DSX panels in the designated Licensor transmission area. Licensee representatives are strictly prohibited from entering the transmission area, other than when escorted by Licensor personnel.  Fiber will be terminated on an appropriate Fiber Distribution Panel (“FDP”).

2.9                               Customer is responsible for the termination of the A & B DC power and signal cabling in its Equipment.

2.10                        Maximum DC power provided to Customer as A & B power shall be rated for the rating of a single feed.  Customer is liable for any outage caused by the DC power exceeding the single feed rating.  Customer will be responsible for payment of consumed power exceeding the single feed rating specified in the Colocation Agreement or applicable Colocation Services Order.

2.11                        Customer will follow normal telecommunications industry standards with regards to equipment installation and removal in a central office environment. Licensor standards are to be followed for connection of cables that interface or cross-connection with Licensor or any other carrier equipment or panels within the Premises.  All installations are subject to approval by Licensor and to the terms and conditions of the Agreement.

2.12                        Permanent or extended use of extension cords is strictly prohibited.

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2.13                        Customer will not jeopardize Licensor’s or any other customer’s ability to conduct business in any manner.

2.14                        All local, state, and federal laws shall be complied with.  Local requirements for union labor, especially for electrical work, will be observed.

2.15                        Customer will follow Licensor sign-in procedures at all times. Subject to the requirements of the Agreement, Customer shall have access to its Equipment and Licensed Area on a 24/7 basis.  Customer must coordinate its first visit to a the Premises with Licensor’s operations department, giving at least five (5) days notice of such visit.

2.16                        If Licensor notifies Customer in writing of a violation of the Colocation Rules, or any other unsafe or unacceptable situation or practice, the Customer must correct the problem within seven (7) days or provide a written plan for correction to Licensor’s satisfaction and proposed completion date.  If the problem is not resolved in seven days or within a longer time frame agreed upon by Licensor; then Licensor will have the option of either (i) correcting the problem at Customer’s expense, or (ii) taking such remedial action as provided for in the Colocation Agreement, including without limitation disconnecting power and signal connections from Customer’s Equipment.

3.0                               Corrective Action — Procedures

In circumstances in which Licensor in its professional judgment deems it necessary or advisable, then consistent with Telcordia procedures regarding corrective actions the following procedures shall apply:

Immediate Action — problems that usually consist of safety or service require the following:

•                  Direct personal interface

•                  “Real Time” action management

•                  Expedited handling

Scheduled Action — problems to be rectified at an agreed upon date

•                  Prioritized corrective action

•                  Agreed upon due date

•                  Escalation if necessary

•                  Penalty for non-compliance

Extreme safety violations are subject to immediate correction by Licensor without prior notice to Customer.  Corrections made by Licensor are at the Customer’s expense and will be billed to the Customer on a time and materials basis

These Rules and attached Schedule(s) are hereby Agreed to and Acknowledged as of the date of the Agreement by:

Customer: Security Associates International, Inc.

By:	/ s / Paul M. Lucking
Name: Paul M. Lucking
Title: COO

[Attachment — Schedule A: Codes and Standards]

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SCHEDULE A

CODES AND STANDARDS

This Codes and Standards Schedule forms a part of the Rules, as to which this document is an incorporated Schedule.  The following is a list of documents detailing the standards to which all individuals performing work at the Premises are required to adhere.  Compliance to these standards will ensure the integrity of the Premises and, in turn, the integrity of the networks of those companies who are customers within the Premises.

I.                                                                TELCORDIA(i) (formerly Bellcore)

•                  GR-1502-CORE   Central Office Environmental Detail Engineering Generic Requirements

•                  GR-1275-CORE   Central Office Environment Installation/Removal Generic Requirements

•                  TR-NWT-001275 Central Office Environment Installation/Removal Generic Requirements

•                  TR-EOP-000063   Network Equipment Building Systems (NEBS)

•                  TR-TSY-000078   Generic Physical design Requirement for Telecommunications Products and Equipment

•                  TR-EOP-000295   Isolated Ground Plains: definition and Application to Telephone central Offices

•                  TR-TSY-000785   System Equipment Engineering Associated Services Quality Program Analysis

•                  TR-TSY-000893   Telecommunications Installation Service Quality Program Analysis

•                  TR-NWT-00108   Electromagnetic Compatibility and Electrical Safety Generic Criteria For Network Telecommunications Equipment

•                  TR-NWT-001252 Bellcore’s Quality System Generic Requirements for Hardware

II.                                                           National Electric Code, NFPA 70(ii)

•                  Article 110                            Requirement for Electrical Installations

•                  Article 250                            Grounding

•                  Article 645                            Information Technology Equipment

•                  Article 770                            Optical Fiber Cables and Raceways

•                  Chapter 8                              Communications Systems

III.                                                      ANSI / TIA / EIA(iii)  (Telecommunications Industry Association/Electronics Industry Association)

•	TIA/EIA-455	Fiber Optic Standards
•	TIA/EIZ-526	Optical Fiber Systems Test Procedures
•	ANSI/TIA/EIA-568A	Cabling Standard
•	ANSI/TIA/EIA-569A	Pathways and Spaces
•	ANSI/TIA/EIA-606	Administration Standard
•	ANSI/TIA/EIA-607	Grounding and Bonding
•	ANSI/TIA/EIA-758	Customer Owned Outside Plant (OSP)
•	TIA/EIA Bulletin TSB67	Transmission Performance Specifications

IV.                               The BICSI (Building Industry Consulting Service International) Telecommunications Distribution Methods Manual(iv)

(i)                                     TELCORDIA Technologies

(800) 521-2673

www.telcordia.com

(ii)                                  National Fire Protection Association

1 Batterymarch Park

Quincy, MA 02269

www.nfpa.org

(iii)                               Global Engineering Documents

15 Inverness Way East

Englewood, CO 80112

(800) 624-3974

www.global.his.com

(iv)                              BICSI

8610 Hidden River Parkway

Tampa, FL 33637

(800) 242-7405

www.bicsi.org

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